AIT Therapeutics Reports Financial Results for Fiscal Third Quarter 2019

Announced transformational partnership agreement with Circassia Pharmaceuticals

PMA filing for treatment of PPHN on track for second quarter calendar 2019

Completed treatment safely of a compassionate use NTM patient at 250 ppm nitric oxide

Strengthened team with appointment of Duncan Fatkin as Chief Commercial Officer

Added Bob Carey, a highly experienced industry veteran, to the Board of Directors

Submitted application to be listed on the NASDAQ stock exchange

Conference Call scheduled for Wednesday, February 13th at 4:30 pm Eastern Time

Garden City, NY, and Rehovot, Israel, Feb. 13, 2019 – AIT Therapeutics, Inc. (OTC: AITB), a clinical-stage medical device and biopharmaceutical company focused on developing inhaled Nitric Oxide (NO) for the treatment of patients with respiratory conditions including serious lung infections and pulmonary hypertension, today announced its financial results for its third fiscal quarter ended December 31, 2018.

Recent Corporate Highlights:

●	Announced a commercial licensing agreement with Circassia Pharmaceuticals, a respiratory-focused specialty pharmaceutical company, for AIT’s novel, cylinder free, ventilator compatible NO generator and phasic-flow delivery system (AirNOvent*) in the United States and China for use in the hospital setting at NO concentrations <= 80 ppm. The deal allows AIT to leverage Circassia’s expertise and footprint in specialty hospitals and the nitric oxide market in preparation for a potential U.S. launch in the first half of calendar 2020. AIT has already received $10.5 million in milestones from Circassia and is entitled to $22.05 million of future milestone payments and meaningful royalties on gross profits.

●	On track for a Premarket Approval (PMA) filing submission with the FDA in the second quarter of calendar 2019 for the treatment of persistent pulmonary hypertension of the newborn (PPHN) with AirNOvent*. The FDA typically responds within 180 days to a PMA submission.

●	Completed 84 NO treatments with a compassionate use Mycobacterium abscessus (M. abscessus) patient in Israel over a 4-week period, with 90% of the 40-minute treatments at 250 ppm NO. There were no serious adverse events (SAEs) and no tolerability issues as the patient completed all treatments on schedule without incident. Methemoglobin and nitrogen dioxide levels were well below acceptable levels. Quality of life improvement was meaningful, yet impact on M. abscessus bacterial load was limited. These data are encouraging as the Company works towards the commencement of a 12 week at-home nontuberculous mycobacteria (NTM) study.

●	Made a key addition to the management team with the appointment of Duncan Fatkin to the newly created position of Chief Commercial Officer. Mr. Fatkin joins AIT with over 25 years of experience at leading medical technology companies and brings extensive knowledge and leadership to our commercial activities. With an expected launch in PPHN with our partner in the first half of 2020 and a potential bronchiolitis launch in the second half of 2021, the Company expects that Duncan’s leadership and commercial experience will lead to highly successful roll-outs for both indications.

●	Bob Carey, Chief Business Officer at Horizon Pharma plc, joined the AIT Board of Directors. Bob has been instrumental in the great success at Horizon over the past 5 years. This operating experience, along with decades of experience as a healthcare investment banker, will prove invaluable to AIT as the Company forges ahead.

●	Submitted an application to be uplisted on the NASDAQ stock exchange with potential approval and completion by the end of the first quarter calendar 2019.

“Our fiscal third quarter and subsequent events in the early part of our fiscal fourth quarter were truly transformational for AIT. We signed an agreement with Circassia, providing significant near-term and long-term strategic and financial benefits to AIT,” noted Steve Lisi, Chairman and Chief Executive Officer. “The deal strengthens our ability to prepare for a potential U.S. launch in the first half of calendar 2020 for our proprietary ventilator compatible NO generator and delivery system for the treatment of PPHN, a substantial market that exceeds $500 million annually in the U.S. alone. Additionally, we continue to expect to complete a pivotal study in bronchiolitis over the 2019/2020 winter in the United States and begin an at-home study in nontuberculous mycobacteria (NTM) in calendar 2019.”

Mr. Lisi continued, “We are very pleased that we continue to attract outstanding professionals to our management team and Board of Directors as we welcome Duncan Fatkin and Bob Carey to AIT. In the newly created Chief Commercial Officer role, Duncan brings significant industry experience and knowledge in sales, marketing, product launch, reimbursement and market access that will help us as we prepare for commercialization of AirNOvent* with Circassia in 2020 and a potential commercial launch for bronchiolitis in 2021. Bob brings a unique perspective to our Board that increases our confidence in our ability to optimize our strategy.”

AIT Goals for its programs over the next 18 months include:

●	PPHN (and cardiac surgery outside the United States)
	○	Submit a PMA to the FDA by the end of the second quarter of calendar 2019
	○	Partner AirNOvent* in major ex-US markets
	○	Submit applications for approval in other major geographic regions, for indications including PPHN and cardiac surgery, where applicable
	○	Approval and launch in the U.S. with Circassia Pharmaceuticals in the first half of calendar 2020

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●	Bronchiolitis
	○	Complete a registration study in Bronchiolitis by the end of the second quarter of calendar 2020
	○	Assuming registration study success, expect to make a PMA submission in the second half of calendar 2020 and launch in the U.S. for the 2021-2022 winter season

●	NTM
	○	Complete a U.S. multi-center pilot study in NTM, including both Mycobacterium abscessus complex (MABSC) and Mycobacterium avium complex (MAC), patients treated over a 12-week period using our NO generator and delivery system at concentrations higher than 160 ppm with patients self-administering at home
	○	Present new in-vitro NO data, including in combination with antibiotics, at medical and/or scientific conferences

Financial results for three months ended December 31, 2018

For the three months ended December 31, 2018, the Company had net income of $1.0 million, or $0.11 per share, compared to a net loss of $1.7 million, or $0.28 per share in the same three-month period of 2017.

Research and development expenses for the three months ended December 31, 2018 were $0.6 million, compared to $1.2 million in the same three-month period of 2017.

General and administrative expenses for the three months ended December 31, 2018 were $1.8 million, compared to $1.2 million for the same three-month period of 2017.

Financial results for nine months ended December 31, 2018

For the nine months ended December 31, 2018, the Company had a net loss of $6.5 million, or $0.77 per share, compared to a net loss of $11.8 million, or $1.92 per share in the same nine-month period of 2017.

Research and development expenses for the nine months ended December 31, 2018 were $2.3 million, compared to $2.9 million in the same nine-month period of 2017.

General and administrative expenses for the nine months ended December 31, 2018 were $4.3 million, compared to $4.6 million for the same nine-month period of 2017.

As of December 31, 2018, the Company had cash, cash equivalents, restricted cash and marketable securities of $3.1 million, compared to $9.0 million at March 31, 2018. On a pro forma basis as of January 31, 2019, the Company’s cash position was approximately $13 million. This reflects the milestone payments from Circassia of $10.5 million to date. This cash is sufficient to fund operations through the first quarter of 2020, exclusive of regulatory approval milestones.

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Conference Call & Webcast

Wednesday, February 13th @ 4:30 pm Eastern Time

Domestic:	877-407-0784
International:	201-689-8560
Passcode:	13687310
Webcast:	http://public.viavid.com/index.php?id=133178

Replays available through February 27th:

Domestic:	844-512-2921
International:	412-317-6671
Conference ID:	13687310

About AIT Therapeutics Inc.

AIT Therapeutics Inc. is a clinical-stage medical device and biopharmaceutical company using nitric oxide (NO) to treat respiratory and other diseases. The Company is currently applying its therapeutic expertise to treat lower respiratory tract infections that are not effectively addressed with current standards of care, as well as pulmonary hypertension, in various settings. AIT is currently advancing its revolutionary NO Generator and Delivery System in clinical trials for the treatment of bronchiolitis and severe lung infections such as nontuberculous mycobacteria (NTM). For more information, visit www.AIT-Pharm.com.

About Nitric Oxide (NO)

Nitric Oxide (NO) is a powerful molecule proven to play a critical role in a broad array of biological functions. In the airways, NO is believed to play a key role in the innate immune system at concentrations of approximately 200 ppm. In vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, both gram-positive and gram-negative, but also against other diverse organisms including mycobacteria, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and a secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (EMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

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About AirNOvent*

AIT’s ventilator compatible NO Generator and Delivery System is a cylinder-free, phasic flow nitric oxide delivery system and has been designated as a medical device by the US Food and Drug Administration (FDA). The device can generate NO on demand for delivery to the lungs at concentrations ranging from 1 part per million (ppm) to 80 ppm. The elimination of the need for large, high-pressure cylinders for NO is a significant advantage in the hospital setting by greatly reducing inventory and storage requirements and improving overall safety with the elimination of NO2 purging steps, among other benefits.

*AirNOvent is not an approved name for the product and may not be the final name submitted for approval.

About Bronchiolitis

The majority of hospital admissions of infants with bronchiolitis are caused by respiratory syncytial virus (RSV). RSV is a common and highly transmissible virus that infects the respiratory tract of most children before their second birthday. While most infants with RSV present with minor respiratory symptoms, a small percentage develop serious lower airway infections, termed bronchiolitis, which can become life-threatening. The absence of treatment options for bronchiolitis limits the care of these sick infants to largely supportive measures. AIT’s system is designed to effectively deliver 160 ppm NO, which has been proven to eliminate bacteria, viruses, fungi and other microbes from the lungs.

About NTM

Nontuberculous mycobacteria (NTM) infection is a rare and serious condition causing debilitating pulmonary disease associated with increased morbidity and mortality. NTM is an emerging public health concern worldwide because of its multi-drug antibiotic resistance. Current treatment guidelines suggest a combination of multiple antibiotics delivered continually for as long as two years. These complex, expensive and invasive regimens have a poor record in the treatment of Mycobacterium abscessus complex (MABSC) and refractory Mycobacterium avium complex (MAC) while causing severe adverse events. AIT’s system is designed to effectively deliver 160 - 400 ppm NO to the lung. This range of NO concentration has been demonstrated to eliminate bacteria, viruses, fungi and other microbes from the lungs and may work against antibiotic resistant bacteria.

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Forward-Looking Statement

This press release contains “forward-looking statements.” Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our approach to discover and develop novel drugs, which is unproven and may never lead to marketable products; our ability to fund and the results of further pre-clinical and clinical trials; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates, all of which are in early stages of development; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; and our short operating history. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACT

Steven Lisi, Chief Executive Officer

AIT Therapeutics, Inc.

Steve@AIT-Pharm.com

Bob Yedid

LifeSci Advisors, LLC

Bob@LifeSciAdvisors.com

(646) 597-6989

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AIT THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31, 2018	March 31, 2018
	Unaudited
ASSETS
Current assets
Cash and cash equivalents	$479,700	$732,542
Restricted cash	15,912	5,692
Marketable securities	2,573,605	8,304,392
Other current assets and prepaid expenses	85,710	59,249
Total current assets	3,154,927	9,101,875
Licensing right to use technology	495,000	-
Property and equipment, net	259,221	253,184
TOTAL ASSETS	$3,909,148	$9,355,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payables	$833,732	$842,039
Accrued expenses	324,599	1,290,886
Options to be issued to NitricGen	295,000	-
Total current liabilities	1,453,331	2,132,925
Liabilities related to warrants	-	5,677,934
Long-term liabilities	1,453,331	7,810,859
Commitments and contingencies

Shareholders’ equity
Preferred Stock, $0.0001 par value per share: 10,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2018 and March 31, 2018, respectively	-	-
Common Stock, $0.0001 par value per share: 100,000,000 shares authorized, 8,533,657 and 8,397,056 shares issued and outstanding as of December 31, 2018 and March 31, 2018, respectively	853	840
Treasury stock	(25,000)	(25,000)
Additional paid-in capital	40,056,458	32,141,110
Accumulated deficit	(37,586,650)	(30,569,764)
Accumulated other comprehensive income (loss)	10,156	(2,986)
Total shareholders’ equity	2,455,817	1,544,200
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,909,148	$9,355,059

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AIT THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2018	2017	2018	2017

Operating expenses
Research and development	$586,696	$1,211,596	$2,299,267	$2,929,678
General and administrative	1,817,543	1,166,435	4,272,799	4,578,007

Operating loss	(2,404,239)	(2,378,031)	(6,572,066)	(7,507,685)

Other income (loss)
Change in fair value of warrant liabilities	3,351,232	647,789	-	(4,287,737)
Dividend income	13,737	-	74,723	-
Foreign exchange gain (loss)	(1,246)	(1,098)	(288)	28,043
Other expense	(1,903)	(2,242)	(2,897)	3,837
Total other income (loss)	3,361,820	644,449	71,538	(4,255,857)

Net income (loss)	$957,581	$(1,733,582)	$(6,500,528)	$(11,763,542)

Unrealized gain on marketable securities	4,365	-	13,142	-

Total comprehensive income (loss)	$961,946	$(1,733,582)	$(6,487,386)	$(11,763,542)

Net income (loss) per share - basic	$0.11	$(0.28)	$(0.77)	$(1.92)

Net income (loss) per share – diluted	$0.11	$(0.28)	$(0.77)	$(1.92)
Weighted average number of common shares outstanding - basic	8,530,580	6,097,254	8,466,243	6,127,225

Weighted average number of common shares outstanding - diluted	8,554,320	6,097,254	8,466,243	6,127,255

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